UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

ADS IN MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53460	95-4856713
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

159 South Street Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-984-7998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On May 31, 2011, Ads in Motion, Inc. (the “Company”) and all of the persons (the “Original Purchasers”) party to that certain securities purchase agreement dated March 25, 2011 by and among the Company and the Original Purchasers (the “Original Agreement”) entered into an amendment (the “Amendment”) to the Original Agreement.  The Original Agreement was entered into in connection with the Company’s offering of its senior convertible notes and common stock warrants (the “Offering”).

The Amendment amends the Original Agreement to include new Section 4.29 which provides that each new investor (each, a “Subsequent Purchaser”) whose subscription in the Offering is accepted by the Company after May 5, 2011 shall be entitled to receive shares of the Company’s common stock equal to the product of (y) such Subsequent Purchaser’s principal amount subscribed for in the Offering multiplied by (z) 75%.  In order to induce the Original Purchasers to enter into the Amendment, the Amendment provides that the Company shall issue to each Original Purchaser that number of shares (the “Inducement Shares”) of the Company’s common stock equal to the product of (y) such Original Purchaser’s principal amount subscribed for in the Offering multiplied by (z) 75%.  Two of the Original Purchasers waived their right to receive Inducement Shares.

The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the provisions of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report is incorporated herein by reference in its entirety in response to this Item 3.02.

On May 31, 2011, the Company issued 701,087 shares of its common stock as Inducement Shares.  The issuance and sale of the Inducement Shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) promulgated under the Securities Act.  The Company made this determination based on the representations of the Original Purchasers.

Item 9.01 Finanacial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to the Securities Purchase Agreement, dated May 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2011	ADS IN MOTION, INC.

	By:	/s/ Jordan Glatt
Jordan Glatt
President and Chief Executive Officer